	EXHIBIT 2(f)



	                        INDEMNITY AGREEMENT


		THIS INDEMNITY AGREEMENT dated as of February 10, 1994 (the
	"Agreement"), is entered into by and among First Southeast Banking Corp.
	("First Southeast"), a Wisconsin corporation, the undersigned shareholder of
	First Southeast, David A. Straz, Jr. (the "Shareholder"), Firstar
	Corporation ("Firstar"), a Wisconsin corporation, Firstar Corporation of
	Wisconsin ("FCW"), a Wisconsin corporation and a wholly-owned subsidiary of
	Firstar, and First Southeast Bank, N.A. and First Southeast Bank of Lake
	Geneva, N.A. (the "Banks").

	                      W I T N E S S E T H:

		WHEREAS, Firstar, FCW and First Southeast are parties to that certain
	Agreement and Plan of Reorganization of even date herewith (the
	"Reorganization Agreement") providing for the merger (the "Merger") of First
	Southeast with and into FCW and the conversion of all of the outstanding
	shares of common stock of First Southeast into the right to receive shares
	of Firstar common stock $1.25 par value ("Firstar Common Stock") from
	Firstar, (the "Merger"); and

		WHEREAS, the obligation of Firstar and FCW under the Reorganization
	Agreement to consummate the transactions contemplated therein are subject to
	the receipt by Firstar of an indemnity from the Shareholder; and

		WHEREAS, the Shareholder is executing this Agreement for the purpose of
	inducing Firstar to consummate the transactions contemplated by the
	Reorganization Agreement;

		NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

		 1.	Grant of Indemnity.  The Shareholder hereby indemnifies (subject
	to the limitations set forth in Sections 4(A) and 4(C) of this Agreement)
	and holds Firstar, FCW, First Southeast, and the Banks harmless from and
	against any and all losses, costs, damages, expenses, liabilities, taxes,
	interest, penalties, judgments, amounts paid in settlement, claims, demands,
	deficiencies, causes of action, suits or other damage, including, without
	limitation, reasonable attorneys' fees and expenses, but reduced by any
	applicable insurance recovery or other offsetting asset (all the foregoing
	items being hereinafter referred to as the "Claims"), resulting from,
	arising out of or incurred with respect to (or alleged to result from, arise
	out of or to have been incurred with respect to): (i) the falsity,
	inaccuracy, or breach of any representation, warranty, covenant or agreement
	made by First Southeast contained in the Reorganization Agreement, whether
	intentional, negligent or innocent; (ii) the falsity, inaccuracy or breach
	of any representation, warranty, covenant or agreement contained in the
	First Southeast Letter, as such term is defined in the Reorganization
	Agreement, or in any documents, certificates, schedules or exhibits
	delivered to Firstar or FCW pursuant to the Reorganization Agreement or the
	First Southeast Letter, whether intentional, negligent or innocent; (iii)
	any of the matters referred to in the letter dated of even date herewith
	from Firstar Corporation to the Shareholder (the "Side Letter Issues"); and
	(iv) the expenses or costs incurred by Firstar, FCW, First Southeast, or the
	Banks, including reasonable attorneys fees (including fees generated by
	Firstar personnel at the hourly rate for internal services normally charged
	by them for the purpose of intercompany cost allocation), in connection with
	investigating, attempting to correct, defending against, or participating in
	the defense against any of the Claims for which Firstar, FCW, First
	Southeast or the Banks are entitled to indemnification pursuant to the
	foregoing provisions.

	      2.	Survival; Effect of Investigation, Representations and Warranties.

			The indemnity granted herein shall survive any investigations by
	an indemnified party prior to Closing, any investigations by an indemnified
	party after Closing of any potential Claims, and the Closing of the
	transactions contemplated by the Reorganization Agreement.  Notwithstanding
	any expiration of the representations, warranties, covenants and agreements
	in the Reorganization Agreement, the foregoing indemnity shall nonetheless
	survive any such expiration, as well as the execution of this Agreement, the
	execution of the Reorganization Agreement and the Closing, with the same
	effect as though such representations, warranties, covenants and agreements
	remained in effect.  Notwithstanding anything contained in this Agreement,
	the Shareholder shall be released from the agreement of indemnification
	contained in this Agreement in respect of any Claims for which Firstar has
	not given written notice to the Shareholder by the earlier of (a) the
	expiration of one (1) year of the Closing or (b) the date on which the first
	audited results of the combined company is mailed to Firstar's shareholders;
	provided, however, the foregoing limitation shall not apply to (i) any
	liability for income, franchise, excise or real or personal property taxes
	with the respect to periods prior to the Closing, not fully accrued for in
	the consolidated financial statements of First Southeast ("Tax Claims");
	(ii) Claims resulting from, arising out of or incurred with respect to (or
	alleged to result from, arise out of or to have been incurred with respect
	to) litigation pending at the Closing or overtly threatened against First
	Southeast or the Banks at or prior to the Closing ("Litigation Claims");
	(iii) Claims resulting from, arising out of or incurred with respect to (or
	alleged to result from, arise out of or to have been incurred with respect
	to) the Side Letter Issues (the "Side Letter Claims") and (iv) such other
	contingencies pending against First Southeast or the Banks at the Closing,
	the outcome of which cannot reasonably be determined by Firstar as of such
	date, including breaches of Section 4.13(b) of the Reorganization Agreement
	("Additional Claims" and, together with Tax Claims, Litigation Claims, and
	Side Letter Claims, "Specific Claims"), of which (i), (ii) or (iv) shall be
	identified through a recitation of the specific facts available prior to
	Closing, by Firstar in writing to the Shareholder on or before the Closing.
	Specific Claims may be asserted by the indemnified parties against the
	Shareholder until barred by the applicable statute of limitations.  The
	agreement to indemnify shall remain effective in respect of all Claims made
	by the indemnified parties in writing on or prior to such date until the
	same are finally determined and satisfied in full.

		 3.	Procedure for Indemnification.

			(A) An indemnified party shall promptly give notice to the
	Shareholder after obtaining knowledge of any Claim other than the Side
	Letter Claims and, if such indemnity shall arise from the claim of a third
	party, shall permit the Shareholder to assume the defense, at his sole
	expense, of any such Claim or any litigation resulting from such Claim,
	provided that the indemnified party shall not be required to permit the
	Shareholder to assume the defense of any third party claim which if not
	first paid, discharged or otherwise complied with would result in an
	interruption or cessation of the conduct of the business of First Southeast
	or the Banks or any material part thereof or, in the reasonable sole opinion
	of Firstar, might materially adversely affect First Southeast or the Banks.
	Except as set forth in Section 2 of this Agreement, notwithstanding the
	foregoing notice requirement, the right to indemnification hereunder shall
	not be affected by any failure of the indemnified party to give such notice
	or any delay by the indemnified party in giving such notice unless, and then
	only to the extent that, the rights and remedies of the Shareholder shall
	have been prejudiced as a result of the failure to give, or delay in giving,
	such notice.  Failure by the Shareholder to notify the indemnified party of
	his election to defend any such claim or action by a third party within
	fourteen (14) days after notice thereof shall have been given to the
	Shareholder shall be deemed a waiver by him of his right to defend such
	claim or action.

			(B) If the Shareholder assumes the defense of such claim by a
	third party or litigation resulting therefrom, as set forth above, his
	obligation hereunder as to such claim shall include taking all steps
	necessary in the defense or settlement of such claim or litigation resulting
	therefrom, including the retention of counsel satisfactory to the
	indemnified party, and holding the indemnified party harmless from and
	against any and all Claims caused by or arising out of any settlement
	approved by the Shareholder, or any judgment in connection with such claim
	or litigation resulting therefrom.  Without the prior written consent of the
	indemnified party, the Shareholder shall not, in the defense of such claim
	or any litigation, consent to the entry of any judgment or enter into any
	settlement or other compromise which does not include as an unconditional
	term thereof the giving by the claimant or the plaintiff to the indemnified
	party of a release, in form satisfactory to the indemnified party, from all
	liability in respect of such claim or litigation.  Notwithstanding the
	foregoing, the indemnified party will be entitled (i) to participate in the
	defense of such claim or litigation and, (ii) subject to the limitations of
	any contract of insurance, upon fourteen (14) days prior written notice to
	the Shareholder, to control and manage any defense.  If the defendants in
	any such action include both an indemnified party and the Shareholder and
	the indemnified party shall have reasonably concluded that there may be
	legal defenses available to it and/or other indemnified parties which are
	different from or additional to those available to the indemnifying party,
	the indemnified party or parties shall have the right to select separate
	counsel to assume such legal defenses and to otherwise participate in the
	defense of such action on behalf of such indemnified party or parties.

			(C) If the Shareholder does not elect to assume the defense of any
	such claim by a third party or litigation resulting therefrom or if the
	indemnified party does not allow the Shareholder to assume the defense of
	any such claim by a third party or litigation resulting therefrom, as set
	forth in Section 3(A) of this Agreement, the indemnified party may defend
	against such claim or litigation in such manner as it deems appropriate,
	and, unless the Shareholder shall deposit with the indemnified party a sum
	equivalent to the total amount demanded in such claim or litigation plus the
	indemnified party's estimate of the cost of defending the same, the
	indemnified party may settle such claim or litigation on such terms as it
	deems appropriate and the Shareholder shall, in accordance with the
	provisions hereof, promptly reimburse the indemnified party for the amount
	of such settlement and for all losses and expenses incurred by the
	indemnified party in connection with the defense against or settlement of
	such claim or litigation.  The Shareholder agrees to cooperate fully with
	the indemnified party in the conduct of any defense against any claim.

		 4.	Limitations on Indemnification.

			(A) Notwithstanding the foregoing, the aggregate liability of the
	Shareholder under this Agreement in respect of any Claim or combination of
	Claims other than Specific Claims shall be $1 million.  The liability of the
	Shareholder in respect of the aggregate of all Specific Claims shall be
	limited to $5 million; provided, however, that prior to Closing, Firstar
	shall specifically allocate a portion of such $5 million limitation to each
	individual Specific Claim.

		The liability of the Shareholder under this Agreement must be paid in
	shares of Firstar Common Stock, with the value of each such share of stock
	deemed for this purpose to equal the Market Value of Firstar Common Stock on
	the Closing Date.  For purposes of this Indemnity Agreement, the "Market
	Value of Firstar Common Stock on the Closing Date" means the average
	composite closing prices of Firstar Common Stock on the New York Stock
	Exchange and the Midwest Stock Exchange on the ten consecutive trading days
	immediately preceding the Closing under the Reorganization Agreement.

		Except as otherwise provided herein, the amount of indemnity due an
	indemnified party hereunder shall be satisfied by delivery of Firstar Common
	Stock equal in value (as determined in accordance with this Agreement) to
	the amount of the indemnity to be so satisfied and the indemnity shall be
	deemed paid and satisfied upon receipt by the indemnified party of
	certificate(s) representing Firstar Common Stock appropriately endorsed to
	the indemnified party.

			(B) In the event the number of shares of outstanding Firstar
	Common Stock is changed, between the Closing Date and the date of payment by
	the Shareholder under this Agreement, by means of a stock split or stock
	dividend, then the Market Value of Firstar Common Stock on the Closing Date
	shall be deemed modified accordingly.  In the event, between the Closing
	Date and the date of payment by the Shareholder under this Agreement,
	Firstar Common Stock is converted into or exchanged for another class,
	series or type of stock in a recapitalization, merger, consolidation,
	combination or any similar corporate change, then payment hereunder shall be
	made in the number of shares of such new class, series or type of stock into
	or for which each share of Firstar Common Stock has been converted or
	exchanged, multiplied by the number of shares of Firstar Common Stock
	otherwise payable hereunder.  In the event the Shareholder shall have sold
	all or part of his shares of Firstar Common Stock issued in connection with
	the Reorganization Agreement prior to the date of payment under this
	Agreement, then he shall repurchase shares of Firstar Common Stock in an
	amount sufficient to pay the indemnified parties under this Agreement.

			(C) Notwithstanding anything to the contrary in other sections of
	this Agreement, the Shareholder shall not be liable for the first $250,000
	of the aggregate amount of all Claims hereunder provided, however, that if
	the aggregate amount of all Claims hereunder exceeds $250,000, the
	Shareholder shall be liable for the amount of all Claims hereunder in excess
	of $100,000.

		 5.	Entire Agreement.  This Agreement constitutes the entire agreement
	between the parties with respect to the subject matter hereof, superseding
	all prior oral or written agreements or understandings.  There have been and
	are no promises, restrictions, agreements or understandings between the
	parties with respect to the subject matter hereof except as set forth herein.

		 6.	Headings; Counterparts.  The headings in this Agreement are for
	convenience only and shall not be considered a part of or affect the
	meaning, construction or interpretation of any provision of this Agreement.
	This Agreement may be executed in several counterparts each of which shall
	be deemed an original and shall bind the signatory, but all of which
	together shall constitute but one and the same instrument.

		 7.	Governing Law; Consent to Jurisdiction.  This Agreement shall be
	governed, construed and interpreted exclusively in accordance with the laws
	of the State of Wisconsin.

	 	 8.	Notices.  All notices given hereunder shall be in writing
	(including a telecopy and shall be mailed by first class mail, postage prepaid, or sent by facsimile transmission or by nationally recognized overnight delivery service, addressed as follows:

			(a) If to Firstar, to:

				Firstar Corporation
				Attn:  Jon H. Stowe
					  Executive Vice President
				777 East Wisconsin Avenue
				Milwaukee, WI 53202
				Telecopy No. (414) 765-4349

				with a copy to:

				Firstar Corporation
				Law Department
				Attn: Howard H. Hopwood, III
					 Senior Vice President and
					 General Counsel
				777 East Wisconsin Avenue
				Milwaukee, WI 53202
				Telecopy No. (414) 765-6111

			(b)  If to First Southeast, FCW or
				the Banks, after the Closing,
				to such entities:

				c/o Firstar Corporation
				Attn: Jon H. Stowe
					 Executive Vice President
				777 East Wisconsin Avenue
				Milwaukee, WI 53202
				Telecopy No. (414) 765-4349

				With a copy to:

				Firstar Corporation
				Law Department
				Attn: Howard H. Hopwood
					 Senior Vice President and
					 General Counsel
				777 East Wisconsin Avenue
				Milwaukee, WI 53202
				Telecopy No. (414) 765-6111

			(c)  If to the Shareholder, to:

				David A. Straz, Jr.
				540 Gulf Boulevard
				Belleair Shore, FL 34635
				Telecopy No. (813) 595-7644

				with a copy to:

				Quarles & Brady
				Attn:  Robert J. Kalupa, Esq.
				411 East Wisconsin Avenue
				Milwaukee, WI 53202
				Telecopy No. (414) 271-3552

	or to such other address as a party may have furnished to the others in writing in accordance herewith except that notices of a change of address shall be effective only upon receipt.

		 9.	Severability.  If any provision of this Agreement shall be deemed
	invalid or inoperative, or in the event a court of competent jurisdiction
	determines that any of the provisions of this Agreement contravene public
	policy in any way, this Agreement shall be construed so that the remaining
	provisions shall not be affected, but shall remain in full force and effect,
	and any such provisions which are invalid or inoperative or which contravene
	public policy shall be deemed, without further action or deed on the part of
	any person, to be modified, amended and/or limited, but only to the limited
	extent necessary to render the same valid and enforceable.

		10.	Amendment and Modification.  This Agreement may only be amended,
	modified or supplemented by a written agreement executed by each of the
	parties hereto.

		11.	Assignment.  Except for assignments by Firstar, First Southeast,
	FCW, or the Banks to an entity controlled by, controlling or under common
	control with Firstar, this Agreement shall not be assigned by any party
	without the prior written consent of the other parties hereto.  Subject to
	the foregoing, this Agreement and all of the provisions hereof shall inure
	to the benefit of Firstar, FCW, and the Banks and their respective
	successors and assigns, and shall be binding upon the shareholders and their
	heirs, personal representatives, successors and assigns.  This Agreement
	shall not be revoked by death or incapacity.

		12.	Waiver of Defenses and Notice.

			(A) The Shareholder's liability for performance of this Agreement
	shall be absolute and unconditional, except for conditions expressly set
	forth in this Agreement; and the Shareholder unconditionally and irrevocably
	waives each and every defense which would otherwise operate to impair or
	diminish such liability.

			(B)	The Shareholder hereby unconditionally waives (a) all notices
	of any kind whatsoever except as otherwise provided in this Agreement; and
	(b) any subrogation to the rights of an indemnified party against a third
	party until the indemnified party has been paid in full and such payments
	are not subject to any right of recovery.

		13.	Waiver of Compliance; Consents.  Any failure of an indemnified
	party, on the one hand, or the Shareholder, on the other hand, to comply
	with any obligation, covenant, agreement or condition herein may be waived
	in writing by the party entitled to the performance of such obligation;
	however, such waiver or failure to insist upon strict compliance with such
	obligation, covenant, agreement or condition shall not operate as a waiver
	of, or estoppel with respect to, any subsequent or other failure.  Whenever
	this Agreement requires or permits consent by or on behalf of any party
	hereto, such consent shall be given in writing in a manner consistent with
	the requirements for a waiver of compliance as set forth above.

		14.	Affiliated Parties.  Any notice to or by any indemnified party
	which is an affiliate of one or more other indemnified parties, or any
	action by any such indemnified party, shall be deemed given to or received
	or taken by all affiliated indemnified parties.

		15.	Transactions in First Southeast Common Stock.   The Shareholder
	shall not, prior to the Closing, sell, transfer or otherwise dispose of any
	shares of common stock of First Southeast that he owns on the date of this
	Agreement except to a Nevada partnership of which the Shareholder is the
	general partner.

		16.	Effective Date.  This Agreement shall be effective upon the
	Closing of the Reorganization Agreement and shall be void if the
	Reorganization Agreement is terminated.

		17.	Costs and Expenses.  In the event of any dispute hereunder between
	the Shareholder and an indemnified party, the prevailing party in such
	dispute shall be entitled to recover from the other party its reasonable
	costs and expenses incurred in connection with such dispute, including,
	without limitation, reasonable attorneys' fees.

		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be
	duly executed as of the day and year first above written.


							FIRSTAR CORPORATION
	[SEAL]
							By: Jon H. Stowe

							Attest: John A. Kielich



							FIRSTAR CORPORATION OF WISCONSIN
	[NO SEAL]
							By: John A. Kielich

							Attest: Joan M. Fagan



							FIRST SOUTHEAST BANKING CORP.
	[SEAL]
							By: David A. Straz, Jr., Pres.

							Attest:



							FIRST SOUTHEAST BANK, N.A.
	[SEAL]
							By: David A. Straz, Jr., Chmn.

							Attest: ______________________



							FIRST SOUTHEAST BANK OF
	[SEAL]    				LAKE GENEVA, N.A.

							By: David A. Straz, Jr., Chmn.

							Attest: ______________________



							SHAREHOLDER

							David A. Straz, Jr.
							David A. Straz, Jr.